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                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and David R. Martin, Principal Financial Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A for the period ended October 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:  /s/ David G. Booth
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     David G. Booth
     Principal Executive Officer
     DFA Investment Dimensions Group Inc.

Date: January 17, 2014

By:  /s/ David R. Martin
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     David R. Martin
     Principal Financial Officer
     DFA Investment Dimensions Group Inc.

Date: January 17, 2014